Exhibit 10.2.2

CIT Business Credit

300 South Grond Avenue

3rd Floor

Los An9eles, CA 90071

August 18, 2000

Zilog, Inc.

910 East Hamilton Avenue

Campbell, California 95008

Re: Second Amendment to Financing Agreement

Ladies and Gentlemen:

We refer to the Financing Agreement between you, ZILOG, INC., a Delaware corporation (the "Company"), and us, THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), dated as of December30 1998 as the same may be amended from time to time (herein the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the meanings set forth therein unless otherwise specifically defined herein.

The Company has requested that CITBC amend the Financing Agreement to direct all funds deposited in the Depository Accounts to the Company's operating account so long as there is no outstanding balance in the Company's Revolving Loan Account. CITBC is willing to make such amendment to the Financing Agreement under the terms and conditions set forth in this Amendment.

Therefore, upon fulfillment to CITBC's satisfaction of the Conditions Precedent (as defined below), the Financing Agreement shall be amended as follows:

(i) The following definition shall be added to Section 1 in its proper alphabetical order:

"Administration Fee shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of Paragraph 3.4 of Section 3 of this Financing Agreement."

(ii) The last two sentences of Section 3.4 of the Financing Agreement shall be amended in their entirety to read as follows:

"So long as there is no outstanding balance in the Company's Revolving Loan Account, CITBC may, at its sole discretion, direct all amounts received in a Depository Account to a deposit account of the Company; provided that, the Company pays to CITBC a monthly Administration Fee in the amount of $5,000 per month payable and fully earned on the first day of each month. At any time the Revolving Loan Account has an outstanding balance or at the sole discretion of CITEC, all amounts deposited in a Depository Account shall be wire transferred to CITBC's bank account in New York, New York (the "Payment Account"). All amounts received by CITBC in payment of Accounts or proceeds of any other Collateral (excluding Equipment) will be credited to Company's Revolving Loan Account upon CITBC's receipt of "collected hinds" at the Payment Account one (1) Business Day after its receipt, if received no later than 1:00 p.m. EST or on the next succeeding Business Day if received after 1:00 p.m. EST. No checks, drafts other instruments received by CITBC shall constitute final payment by CITBC unless and until such instruments have actually been collected."

The effectiveness of all of the foregoing amendments shall be, and hereby is, subject to the fulfillment to CITBC's satisfaction of the Conditions Precedent. The "Conditions Precedent" shall mean each of the following:

(i) receipt by CITBC of $50,000 from the Company in full satisfaction of the outstanding balance of the Revolving Loan Account as of July 2, 2000, plus all outstanding fees, expenses and charges incurred from such date to the date hereof;

(ii) receipt by CITBC of this Amendment duly executed by the Company; and

(iii) no Default or Event of Default shall be existing or have occurred and is continuing.

The Company further agrees to pay all Out-of-Pocket Expenses incurred in connection with this Amendment and the transactions contemplated hereby, all of which may (at CITBC's option) be charged to the Revolving Loan Account.

The amendments and other agreements set forth in this Amendment are provided strictly as an accommodation to the Company, and nothing contained in this Amendment shall establish a precedent, custom or course of dealing with respect to the rights of CITBC to agree to future amendments to the Financing Agreement. In addition, this Amendment shall not constitute a waiver of any existing Default or Event of Default under the Financing Agreement (regardless of whether CITBC has any knowledge thereof), and shall not constitute a waiver of any Default or Event of Default which occurs in the future. All rights and remedies of CITBC with respect to such other Defaults and Events of Default are expressly reserved.

Please evidence the agreement of the Company to the terms and conditions of this Amendment by executing a counterpart of this Amendment where indicated below and returning it to CITBC. This Amendment may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same agreement. A facsimile signature of any party hereto shall be effective as the signature of such party.

THE CIT GROUP/

BUSINESS CREDIT, INC.

By : ______________________

Title

Read and Agreed to:

ZILOG, INC.

By : ______

Title